UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the announcement previously made by Wesbanco, Inc. (the “Company”), Todd F. Clossin will retire from his position as President and Chief Executive Officer of the Company effective August 1, 2023, and Jeffrey H. Jackson, previously the Company’s Senior Executive Vice President and Chief Operating Officer, has been appointed to serve as the Company’s President and Chief Executive Officer as of August 1, 2023. For more information regarding Mr. Jackson’s background, please see Mr. Jackson’s biography set forth in the Company’s definitive Proxy Statement for its 2023 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 15, 2023, which is incorporated herein by reference.

In connection with Mr. Jackson’s appointment as President and Chief Executive Officer of the Company, Mr. Jackson also has been elected to the Company’s Board of Directors effective August 1, 2023. Mr. Clossin will continue as a member of the Company’s Board of Directors.

On July 21, 2023, the Company issued a press release regarding Mr. Clossin’s retirement and Mr. Jackson’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Jackson Employment Agreement

On July 21, 2023, Mr. Jackson, the Company and Wesbanco Bank, Inc. (the “Bank”) entered into an amended and restated employment agreement (the “Jackson Employment Agreement”) in connection with Mr. Jackson’s appointment as President and Chief Executive Officer of the Company. As provided in the Jackson Employment Agreement, Mr. Jackson’s base salary will be no less than $850,000 per year, and he will be eligible to participate in the Company’s Key Executive Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”). Under the Incentive Plan, Mr. Jackson will be eligible to earn Annual Cash Incentive Awards of 75% of his base salary, subject to adjustment based on performance, prorated for the first year and on a calendar year basis thereafter, and will be eligible to receive Annual Stock Option and Restricted Stock awards, with the Restricted Stock award target at 90% of base salary and with a mixture of performance based and time based grants as determined by the Compensation Committee each year. Mr. Jackson will be eligible to receive other miscellaneous benefits as the Company provides to its executive employees generally.

If Mr. Jackson’s employment is terminated other than for cause, death or mutual agreement, Mr. Jackson will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Jackson Employment Agreement through the end of the term of the Jackson Employment Agreement. If Mr. Jackson’s employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, will be entitled to an amount equal to six months of the base salary of his then current base rate.

The Jackson Employment Agreement has a term commencing August 1, 2023 and continuing until July 31, 2026. The term of the Jackson Employment Agreement automatically will be extended on each August 1 for an additional one year, thereby creating a new three year term, unless written notice of termination is given. The Jackson Employment Agreement also contains other provisions customary to similar agreements, including a provision relating to the non-disclosure of confidential information.

The foregoing description of the Jackson Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Jackson Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Clossin Employment Agreement

On July 21, 2023, Mr. Clossin, the Bank and the Company entered to a First Amendment to Amended and Restated Employment Agreement (the “Clossin Employment Agreement Amendment”) which amended the Amended and Restated Employment Agreement, dated as of April 24, 2014 (the “Clossin Employment Agreement”), among the Bank, the Company and Mr. Clossin. As provided in the Clossin Employment Agreement Amendment, in order to promote an orderly transition following Mr. Clossin’s retirement as President and Chief Executive Officer of the Company, Mr. Clossin will continue as an employee of the Company through December 31, 2023. Mr. Clossin will receive a salary at an annualized rate of approximately $500,000, plus any increases granted by the Company’s Board of Directors, and will be eligible to participate in the Incentive Plan. Under the Incentive Plan, Mr. Clossin will be eligible to earn an Annual Cash Incentive Award of up to 75% of his base salary immediately prior to the date of the Clossin Employment Agreement Amendment.

Subject to the terms and conditions of the Clossin Employment Agreement Amendment, the Bank and the Company will treat Mr. Clossin’s termination of employment on December 31, 2023 as a “Retirement” with the consent of the Company for purposes of Mr. Clossin’s outstanding equity awards.

Other than as set forth in the Clossin Employment Agreement Amendment, the terms and conditions set forth in the Clossin Employment Agreement continue in full force and effect.

The foregoing description of the Clossin Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Clossin Employment Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Clossin Restricted Stock Agreements

On July 21, 2023, Mr. Clossin and the Company entered into a First Amendment to Restricted Stock Agreement (the “RSU Agreement Amendment”) to Mr. Clossin’s currently in-place restricted stock agreements (collectively, the “RSU Agreements”). As provided in the RSU Agreement Amendment, if Mr. Clossin’s employment with the Company is terminated for any reason other than Mr. Clossin’s death, disability or retirement with the consent of the Company, all rights of Mr. Clossin to his equity awards which remain subject to restrictions will terminate and be forfeited in their entirety. If Mr. Clossin dies or becomes disabled during the term of his employment with the Company, Mr. Clossin or his beneficiary will receive Mr. Clossin’s equity awards which remain subject to restrictions when, if and to the extent the restrictions lapse. If Mr. Clossin retires with the consent of the Company, Mr. Clossin will receive his equity awards which remain subject to restrictions when, if and to the extent the restrictions lapse; provided that in the event that Mr. Clossin breaches the non-solicitation and non-competition provisions of the RSU Agreements, as amended, prior to the lapse of the restrictions, all rights of Mr. Clossin to such equity awards will terminate and be forfeited in their entirety.

Other than as set forth in the RSU Agreement Amendment, the terms and conditions set forth in the RSU Agreements continue in full force and effect.

The foregoing description of the RSU Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of RSU Agreement Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Employment Agreement, dated as of July 21, 2023, by and among Wesbanco Bank, Inc., Wesbanco, Inc. and Jeffrey H. Jackson.

10.2	First Amendment to Amended and Restated Employment Agreement, dated as of July 21, 2023, by and among Wesbanco Bank, Inc., Wesbanco, Inc. and Todd F. Clossin.

10.3	First Amendment to Restricted Stock Agreement, by and between Wesbanco, Inc. and Todd F. Clossin.

99.1	Press release dated July 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: July 21, 2023	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr.
Executive Vice President and Chief Financial Officer